Exhibit 5.1
Opinion of McGuireWoods LLP
[Letterhead of McGuireWoods LLP]
April 5, 2007
Board of Directors
Wheeling-Pittsburgh Corporation
1134 Market Street
Wheeling, West Virginia 26003
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Wheeling-Pittsburgh Corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (File No. 333-130579) (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to $125,000,000 aggregate principal amount of (i) Company common stock, par value $.01 (the “Common Stock”), (ii) Company preferred stock, par value $.001 (the “Preferred Stock”), (iii) subscription rights evidencing the right to purchase Common Stock (the “Rights”) and (iv) debt securities of the Company, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), as well as an additional aggregate amount of Securities (as defined below) that may be registered in accordance with Rule 462(b) under the Securities Act.
The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in one or more supplements to the prospectus contained in the Registration Statement to which this opinion is an exhibit or in one or more reports filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended. As used in this opinion letter, the term “Securities” means, collectively, Common Stock, Preferred Stock, Rights and Debt Securities.
In rendering this opinion, we have examined such certificates of public officials, certificates of officers of the Company, documents and records of the Company (or copies of such documents and records certified to our satisfaction) and such other documents, certificates, records and papers as we have deemed necessary as a basis for such opinion.
In our examination of the foregoing documents, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.
On the basis of such examination and review, and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the terms of any class or series of the Securities of which the Company is the issuer have been authorized by appropriate action of the board of directors of the Company and such Securities have been issued and sold as described in the Registration Statement, as it may be amended, and any related registration statements filed pursuant to rule 462(b) under the Securities Act, the prospectus, the applicable prospectus supplement and any underwriting or similar sales or distribution agreement and, with respect to the Debt Securities, when such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then: (i) the Securities of which the Company is the issuer will be legally issued and, with respect to the Preferred Stock and the Common Stock, fully-paid and non-assessable; (ii) the Debt Securities will be binding obligations of Company; and (iii) the Rights will entitle the holders thereof to the rights specified in the applicable subscription rights agreement.
We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
The opinion set forth above is limited to matters of Delaware law and United States federal law in effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part thereof and to the incorporation by reference of this opinion letter and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Securities. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ McGuireWoods LLP

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